Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Current Report on Form 8-K/A of our report dated May 31, 2016, with respect to the audited financial statements of Star Medical Center, LLC, for the years ended December 31, 2015 and 2014.

/s/ CPWR, LLP

Addison, Texas

July 19, 2016